UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 29, 2008

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway Carencro, Louisiana	70520
(Address of principal executive offices)	(Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01. Regulation FD Disclosure.

On October 29, 2008, OMNI Energy Services Corp. (the “Company”) issued a press release announcing that it has scheduled a conference call to discuss third quarter 2008 financial results on Thursday, November 6, 2008 at 2:00 p.m., CST.

Financial results for the third quarter of 2008 are expected to be released Thursday, November 6, 2008 before the market opens in the United States. Individuals who wish to participate in the conference call should dial (877) 548-7906, confirmation code 8361304, in the United States or (719) 325-4887, confirmation code 8361304, from outside the United States.

Listeners may also connect to the simultaneous webcast available from the investor relations section of the Company’s web site at http://www.omnienergy.com. A replay of the webcast will be available at this site for 30 days after the call.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

The information disclosed in this Item 7.01, and the corresponding exhibit listed under Item 9.01 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press release dated October 29, 2008 issued by OMNI Energy Services Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: November 03, 2008

	By:	/s/ Ronald D. Mogel
Ronald D. Mogel
Senior Vice President and Chief Financial Officer